AMENDMENT TO THE
AMENDED AND RESTATED EMULEX CORPORATION
2005 EQUITY INCENTIVE PLAN

February 1, 2016

This Amendment (this “Amendment”) to the Amended and Restated Emulex Corporation 2005 Equity Incentive Plan (the “Plan”) is effective as of the date first set forth above, such amendment being approved by the Board of Directors of Broadcom Limited (the “Company”) pursuant to Section 9 of the Plan. The Plan is hereby amended as follows:

1.	All references in the Plan to the “Company” or “Emulex Corporation” shall refer to the Company. The following will replace Section 2.17 of the Plan in its entirety:

“2.17 “Company” means Broadcom Limited, a limited Company incorporated under the Republic of Singapore.”

2.
All references to “stock,” “shares,” “common stock,” “shares of common stock” or other similar terms in the Plan shall refer to the ordinary shares of the Company. The following will replace Section 2.16 of the Plan in its entirety:

“2.16 “Shares” means the ordinary shares of the Company.”

3.	Except as provided in this Amendment, the Plan shall remain in full force and effect.

*    *    *    *    *